UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2009

SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16499	54-1746596
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On February 13, 2009, Sunrise Senior Living, Inc. (the “Company”) received a demand letter from Natixis, London Branch, in its capacity as agent and security trustee (the “Agent”) in connection with loan agreements, dated March 24, 2006 (the “Loans”), executed by two subsidiaries of the Company — Sunrise München-Thalkirchen Senior Living GmbH & Co. KG (“PropCo”) and Sunrise München-Thalkirchen GmbH (“OpCo,” and collectively with PropCo, the “Borrowers”). In connection with the execution of the Loans, the Company had previously entered into funding obligation agreements, dated October 5, 2006, requiring the Company to pay certain cash flow deficits, including in the event that the Borrowers failed to pay certain amounts under the Loans (the “Funding Obligations”). The Agent sent the demand letter to the Company requesting that, as a result of the failure by the Borrowers to pay certain amounts under the Loans, the Company pay to the lenders EUR 8,076,878 on account of its Funding Obligations.

     Following receipt of the demand letter, on February 19, 2009, the Company, the Borrowers and the Agent entered into two standstill agreements relating to the Funding Obligations and the Loans. The first agreement is a Pre-Negotiation and Standstill Agreement (the “Funding Standstill Agreement”), dated February 19, 2009, by and among the Company, the Borrowers and the Agent, pursuant to which the Agent agreed, among other things:

     •   to commence discussions and negotiations with the Company and the Borrowers relating to certain obligations of the Company and the Borrowers under the Loans and the Funding Obligations;

     •   not to commence or prosecute any action or proceeding to enforce its demand for payment by the Company of the cash flow deficit pursuant to the Funding
         Obligations; and

     •   not to deliver to the Borrowers and/or the Company any notice or demand in connection with the Borrowers’ failure to make timely payments with respect to any interest period after January 2009, that has or will become due during the term of the
         Funding Standstill Agreement, or to commence or prosecute any action or proceeding to enforce any demand for such payment by the Company;

in each case, during the period commencing on February 19, 2009 and ending on March 31, 2009. The parties agreed, however, that the Company shall remain obligated to pay to the Agent the cash flow deficit amount of the applicable debt service under the Loans, upon the failure by the Borrowers and/or the Company to timely pay such scheduled debt service, without the requirement that the Agent deliver to the Borrowers or the Company a demand notice for payment of such cash flow deficit amount. The parties also agreed that the Funding Standstill Agreement shall automatically terminate upon the occurrence of an event of default, as defined in the Funding Standstill Agreement.

     The Company, the Borrowers and the Agent also entered into a Standstill Agreement (the “Loan Standstill Agreement”), dated February 19, 2009, pursuant to which the Agent agreed, among other things, not to enforce its claims for certain payments that have become due or will become due and payable during the term of the Loan Standstill Agreement (the “Claims”) and certain of its claims for prepayment or acceleration under the Loans and not to accelerate the Loans based on a breach of certain financial covenants related to the loan-to-value ratio threshold defined in the Loans or an event of default in connection with non-payment or delayed payment of the Claims during the period commencing on February 19, 2009, and ending on the earliest of (i) the abortion of negotiations by the parties, (ii) acceleration of the Loans based on certain events of default, (iii) commencement of insolvency proceedings with respect to OpCo, PropCo or the Company, (iv) termination of the Funding Standstill Agreement, or (v) March 31, 2009. In relation with their intention to sell the Munich business, OpCo, PropCo and the Company agreed to undertake certain actions to enable such sale.

     The Funding Standstill Agreement and the Loan Standstill Agreement are collectively referred to herein as the “Standstill Agreements.” The foregoing summary of the Standstill Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Standstill Agreements, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.

     The Company has entered into, and in the future may enter into, one or more similar standstill agreements with lenders to the Company or its subsidiaries (after receiving demand letters from such lenders or not), which agreements may or may not be material to the Company and, therefore, may or may not be separately disclosed by the Company in its Current Reports on Form 8-K or otherwise.

Item 2.04.      Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

     The information provided under Item 1.01 of this Current Report on Form 8-K regarding the demand made by the Agent for payment of the aggregate cash flow deficit of EUR 8,076,878 under the Funding Obligations is incorporated by reference into this Item 2.04.

Item 8.01.      Other Events.

Company Actions Regarding Liquidity Position

     The Company is, and expects to be, in default under a number of its financial obligations to its lenders and venture partners, including under certain loan agreements and other funding obligation agreements, and has commenced discussions to restructure these obligations and potential related claims. The Company has sought, and continues to seek, waivers with respect to such defaults, and is seeking to reach negotiated settlements with its various creditors in order to preserve its liquidity and enable it to continue operating. The Company believes that it will be in the best interests of all creditors to grant such waivers or reach such negotiated settlements with the Company and has entered and is seeking to enter into standstill agreements with a number of its creditors similar to the Standstill Agreements described in Item 1.01 of this Current Report on Form 8-K. However, there can be no assurance that such waivers will be received or such settlements will be reached, and, depending on the materiality, such discussions and agreements may or may not be separately disclosed in the future. If the defaults are not cured within applicable cure periods, if any, and if waivers or other relief are not obtained, the defaults can cause acceleration of certain of the Company’s financial obligations, which the Company may not be in a position to satisfy. The Company is also engaged in discussions with various venture partners and third parties regarding the sale of certain assets with the purpose of increasing liquidity and reducing obligations to enable the Company to continue operations. There can be no assurance that any of these discussions will result in the consummation of any transactions, and, depending on the materiality, such transactions may or may not be separately disclosed in the future.

Putative Stockholder Derivative Litigation

     The Company, as well as certain of its current or former directors or officers who are named individually as defendants (the “Individual Defendants”) in certain pending litigation, as described below, have entered into agreements with the plaintiffs in those actions to settle the litigation, which settlements are subject to court approval.

     On February 19, 2009, the Company and certain of its current or former officers and directors entered into an agreement to settle two putative stockholder derivative actions brought by certain stockholders of the Company for the benefit of the Company. If approved by the courts, the agreement will settle the previously reported litigation entitled In re Sunrise Senior Living Derivative Litigation, Inc., pending in the U.S. District Court for the District of Columbia, and Young, et al. v. Klaassen, et al., pending in the Delaware Chancery Court. The plaintiffs in these cases alleged violations of federal securities laws and/or breaches of fiduciary duty by the Individual Defendants. The Company is named as a nominal defendant, and the individual defendants are Paul J. Klaassen, Teresa M. Klaassen, Ronald V. Aprahamian, Craig R. Callen, Thomas J. Donohue, J. Douglas Holladay, William G. Little, David G. Bradley, Peter A. Klisares, Scott F. Meadow, Robert R. Slager, Thomas B. Newell, Tiffany L. Tomasso, John F. Gaul, Bradley G. Rush, Carl Adams, David W. Faeder, Larry E. Hulse, Timothy S. Smick, Brian C. Swinton and Christian B. A. Slavin.

     Under the terms of this settlement, the Company, in addition to corporate governance measures that it already has implemented or is in the process of implementing, has agreed to (1) require independent directors to certify that they are independent under the rules of the New York Stock Exchange and to give prompt notification of any changes in their status that would render them no longer independent and (2) implement a minimum two-year vesting period, with appropriate exceptions, for stock option awards to employees. In addition, Paul J. Klaassen, the Company’s non-executive chairman, and the Company have agreed that the 700,000 stock options granted to Mr. Klaassen in conjunction with his previous employment agreement executed in September 2000 will be repriced from (a) $8.50 per share, the price set on September 11, 2000 by the Compensation Committee of the Company’s Board based on the prior day’s closing price, to (b) $13.09 per share, the closing price on the business day prior to November 10, 2000, the date on which the Company’s full Board approved the terms of the employment agreement. The agreement also provides that if plaintiffs in the District of Columbia action apply to the court for an award of attorneys’ fees and expenses, the Company and/or its insurers will pay the amount so awarded, not to exceed $1.0 million, within 10 days following final approval of the settlement and the fee and expense award. Plaintiffs in the Delaware action will not make any separate application for an award of fees or expenses. The amount of attorneys’ fees and expenses that the court awards to plaintiffs is to be funded by one of the Company’s directors’ and officers’ liability insurance carriers under an applicable policy of insurance. No amounts are to be paid by the Company or by the Individual Defendants.

Item 9.01      Financial Statements and Exhibits

(a)     Not applicable

(b)     Not applicable

(c)     Not applicable

(d)     Exhibits

Exhibit No.	Description

10.1	Pre-Negotiation and Standstill Agreement, dated February 19, 2009, by and among Sunrise Senior Living, Inc., Sunrise München-Thalkirchen
Senior Living GmbH & Co. KG, Sunrise München-Thalkirchen GmbH and Natixis, London Branch

10.2	Standstill Agreement, dated February 19, 2009, by and among Sunrise
Senior Living, Inc., Sunrise München-Thalkirchen Senior Living GmbH
& Co. KG, Sunrise München-Thalkirchen GmbH and Natixis, London
Branch

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 20, 2009

                                                                               Sunrise Senior Living, Inc.

                                                                               By: /s/ Richard J. Nadeau
                                                                               Name: Richard J. Nadeau
                                                                               Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Pre-Negotiation and Standstill Agreement, dated February 19, 2009, by and among Sunrise Senior Living, Inc., Sunrise München-
Thalkirchen Senior Living GmbH & Co. KG, Sunrise München-
Thalkirchen GmbH and Natixis, London Branch

10.2	Standstill Agreement, dated February 19, 2009, by and among Sunrise
Senior Living, Inc., Sunrise München-Thalkirchen Senior Living
GmbH & Co. KG, Sunrise München-Thalkirchen GmbH and Natixis,
London Branch